Project Arbor

Materials Prepared for Discussion

DRAFT | Confidential

Preliminary | Subject to Further Review and Evaluation October 2012

Illustrative Transaction Statistics

Permira

($MM, except per share amounts) Proposal

Illustrative Arbor Valuation Statistics

Illustrative Share Price: $22.63 $28.00 $29.00 $29.79 $ 31.00 $ 31.50 $32.00 $32.25

Implied Transaction Premium Statistic

Premium to Price Prior to Bloomberg Article (6/5/12) $22.63 0% 24% 28% 32% 37% 39% 41% 43%

Premium to Enterprise Value Prior to Bloomberg Article (6/5/12) $1,075 0% 25% 30% 33% 39% 41% 43% 45%

Premium to Current Price $29.79 (24%) (6%) (3%) 0% 4% 6% 7% 8%

Premium to Current Enterprise Value $1,431 (25%) (6%) (3%) 0% 4% 6% 8% 9%

Based on Prices Prior to Bloomberg Article (6/5/12)

Premium to 30 Day Spot Price $23.40 (3%) 20% 24% 27% 32% 35% 37% 38%

Premium to LTM High Share Price 44.70 (49%) (37%) (35%) (33%) (31%) (30%) (28%) (28%)

Premium to LTM Low Share Price 20.95 8% 34% 38% 42% 48% 50% 53% 54%

Premium to LTM Average Share Price 27.83 (19%) 1% 4% 7% 11% 13% 15% 16%

Premium to 2 Year Average 27.91 (19%) 0% 4% 7% 11% 13% 15% 16%

Premium to Average Since IPO 25.20 (10%) 11% 15% 18% 23% 25% 27% 28%

Premium to Price Prior to WDYTYA Announcement (5/11/12) 26.16 (13%) 7% 11% 14% 19% 20% 22% 23%

Implied Valuation & Multiples

Fully-Diluted Equity Value (1) $1,084 $1,351 $1,401 $1,440 $ 1,500 $ 1,525 $1,550 $1,563

Fully-Diluted Enterprise Value 1,075 1,342 1,392 1,431 1,492 1,517 1,541 1,554

Adjusted Street Case (2) (3)

Revenue Multiples Statistic

CY12E $497 2.2x 2.7x 2.8x 2.9x 3.0x 3.1x 3.1x 3.1x

NTM 533 2.0 2.5 2.6 2.7 2.8 2.8 2.9 2.9

CY13E 567 1.9 2.4 2.5 2.5 2.6 2.7 2.7 2.7

Adjusted EBITDA Multiples

CY12E $169 6.3x 7.9x 8.2x 8.5x 8.8x 9.0x 9.1x 9.2x

NTM 185 5.8 7.3 7.5 7.8 8.1 8.2 8.3 8.4

CY13E 196 5.5 6.8 7.1 7.3 7.6 7.7 7.9 7.9

Management Case (3) (4)

Revenue Multiples Statistic

CY12E $500 2.1x 2.7x 2.8x 2.9x 3.0x 3.0x 3.1x 3.1x

NTM 550 2.0 2.4 2.5 2.6 2.7 2.8 2.8 2.8

CY13E 592 1.8 2.3 2.4 2.4 2.5 2.6 2.6 2.6

Adjusted EBITDA Multiples

CY12E $171 6.3x 7.8x 8.1x 8.4x 8.7x 8.9x 9.0x 9.1x

NTM 189 5.7 7.1 7.4 7.6 7.9 8.0 8.2 8.2

CY13E 210 5.1 6.4 6.6 6.8 7.1 7.2 7.4 7.4

Archives.com Metrics

1/1 – 8/17/12 Revenue: $13MM CY12E Revenue: $21MM

NTM Revenue: $24MM CY13E Revenue: $30MM

1/1 – 8/17/12 Adj. EBITDA: ($2MM) CY12E Adj. EBITDA: ($2MM) NTM Adj. EBITDA: ($0MM) CY13E Adj. EBITDA: $0MM

Adjusted Street Case projections adjusted to include Arbor Management estimates for Archives.com in all periods.

Management Case projections adjusted to include Arbor Management estimates for Archives.com prior to August 17, 2012.

Note: Current market prices as of October 5, 2012.

(1) Common shares outstanding, options and RSUs based on Arbor Management as of September 2012. Assumes treasury stock method treatment of options. Balance sheet items based on Arbor Management for the period ended September 30, 2012.

(2) Arbor Adjusted Street Case projections based on consensus analyst estimates as of October 5, 2012. Includes Arbor Management estimates for Archives.com. (3) NTM represents the next twelve months ended June 30, 2013.

(4) Arbor Management Case projections based on Arbor Management as of September 2012. Includes Arbor Management estimates for Archives.com.

CONFIDENTIAL | DRAFT

2

Arbor Trading Performance Since IPO

November 5, 2009 (Arbor IPO) to October 5, 2012

Arbor

Period Stock Price

Unaffected (1) $22.63

Current 29.79

Based on Prices Prior to

Bloomberg Article (6/5/12)

LTM Average $27.83

LTM High 44.70

LTM Low 20.95

Period Average 25.20

Period High 45.70

Period Low 13.11

Note: Based on closing prices.

Price ($) $50.00

$40.00 $30.00 $20.00 $10.00

$0.00

11/4/09:

Priced $100MM IPO at $13.50

Price reaction: +5%

11/12/10: Priced secondary offering at $26.00

5/11/11: Priced secondary offering at $42.00

5/14/12: WDYTYA not renewed

Price reaction: (14%)

Volume (MM)

15.0

10.0

5.0

0.0

Current price: $29.79

Unaffected price(1): $22.63

Permira Proposal: $31.00

6/6/12: Bloomberg article

Price reaction: +11%

7/24/12: NY Times article

Price reaction: +15%

Nov-09 Jan-10 Mar-10 May-10 Jul-10 Sep-10 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12

Source: Capital IQ. Based on closing prices.

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg article).

CONFIDENTIAL | DRAFT

Arbor Trading Performance During Process

April 19, 2012 (April Board Meeting) to October 5, 2012



Price ($)
Volume (MM)
5/14/12: WDYTYA not renewed Price reaction: (14%)
5/18/12: Received proposal from
6/20/12: Proposals from (verbal)
7/16/12: Qatalyst sent draft merger agreements
8/6/12: Final bids due
4/25/12: Announced Q1 2012 Earnings and Archives.com acquisition Price reaction: +5%
6/6/12: Bloomberg article Price reaction: +11%
6/18/12: proposal affirmation
7/11/12: Qatalyst sent process letters for submitting final offers
8/22/12: Reuters article Price reaction: +3%
Permira Proposal: $31.00
Current price: $29.79
Arbor +26%
eCommerce: +9%
Internet Leaders: +5%
NASDAQ: +4%
Online Media and Consumer Services: (12%)
Indices indexed to Arbor's 4/19/12 price
Unaffected price(1): $22.63
6/22/12: Received proposal from
7/24/12: NY Times article Price reaction: +15%
8/17/12: Completed Archives.com acquisition
7/2/12: Announced reaching two million subscriber milestone Price reaction: +3%
7/25/12: Announced Q2 2012 Earnings Price reaction: +3%
$40.00
$30.00
$20.00
$10.00
10.0
7.5
5.0
2.5
0.0
April 19
May 1
May 11
May 23
June 5
June 15
June 27
July 10
July 20
August 1
August 13
August 23
September 5
September 17
September 27

Source: Capital IQ. Based on closing prices. Period spans IPO of FB.
(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg article).
Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN.
Selected eCommerce includes EXPE, VPRT, OPEN, SFLY, and NFLX.
Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, DMD, RATE, and QNST.

4

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Arbor Trading Performance Since Bloomberg Article

June 5, 2012 (Day Prior to Bloomberg Article) to October 5, 2012



Price ($)
Volume (MM)
6/6/12:
Bloomberg article
Price reaction: +11%
6/20/12:
Proposals from
(verbal)
7/16/12:
Qatalyst sent draft merger agreements
8/6/12:
Final bids due
8/22/12:
Reuters article
Price reaction: +3%
6/18/12:
proposal affirmation
6/22/12:
Received proposal from
7/11/12:
Qatalyst sent process letters for submitting final offers
8/17/12:
Completed Archives.com acquisition
7/2/12:
Announced reaching two million subscriber milestone
Price reaction: +3%
Permira Proposal: $31.00
Current price: $29.79
Arbor +32%
NASDAQ: +13%
eCommerce: +12%
Internet Leaders: +12%
Online Media and Consumer Services: (6%)
Indices indexed to Arbor's 6/5/12 price
Unaffected price(1): $22.63
7/24/12:
NY Times article
Price reaction: +15%
7/25/12:
Announced Q2 2012 Earnings
Price reaction: +3%
$40.00
$30.00
$20.00
$10.00
10.0
7.5
5.0
2.5
0.0
June 5
June 12
June 19
June 26
July 3
July 11
July 18
July 25
August 1
August 8
August 15
August 22
August 29
September 6
September 13
September 20
September 27
October 4

Source: Capital IQ. Based on closing prices.
(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg article).
Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN.
Selected eCommerce includes EXPE, VPRT, OPEN, SFLY, and NFLX.
Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, DMD, RATE, and QNST.

5 CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Performance vs. Guidance

Legend
- Management Guidance
- Actual >= Guidance
- Actual < Guidance

	Q1 '10 Mar '10	Q2 '10 Jun '10	Q3 '10 Sep '10	Q4 '10 Dec '10	Q1 '11 Mar '11	Q2 '11 Jun '11	Q3 '11 Sep'11	Q4 '11 Dec '11	Q1 '12 Mar '12	Q2 '12 Jun '12
Revenue ($MM)										
Variance	+5% $3	+5% $4	+4% $3	+2% $2	+5% $4	+2% $2	+0% $0	+0% $0	+1% $2	+3% $3
Management Guidance	$62	$71	$76	$81	$87	$99	$103	$104	$107	$116
Actual	$64	$75	$79	$83	$91	$101	$103	$104	$109	$119
Adjusted EBITDA ($MM)										
Variance	+8% $1	+20% $4	+16% $4	+2% $1	+11% $3	+7% $2	+3% $1	+2% $1	+13% $4	+3% $1
Management Guidance	$16	$21	$25	$29	$23	$36	$39	$40	$28	$42
Actual	$17	$25	$29	$30	$26	$38	$40	$41	$32	$43
Subscribers ('000s)										
Variance	+7% 77	+2% 31	+2% 32	+1% 15	+5% 70	+0% 2	+0% 1	+1% 13	+2% 40	+2% 33
Management Guidance	1,135	1,280	1,345	1,380	1,545	1,670	1,700	1,690	1,830	1,973
Actual	1,212	1,311	1,377	1,395	1,615	1,672	1,701	1,703	1,870	2,005
Full Year Guidance										
Revenue	↑	↑	↑	*2011 Provided*	↑	↑	↓	*2012 Provided*	↑	↑
Adjusted EBITDA	↑	↑	↑		↑	↑	↑		↔	↑
Subscribers	↑	↑	↑		↑	↔	↓		↑	↑
Market Reaction										
Earnings Released After Close On:	4/29/10	7/29/10	10/28/10	2/24/11	4/28/11	7/28/11	10/26/11	2/15/12	4/25/12	7/25/12
Arbor Price Reaction	**1%**	**7%**	**4%**	**1%**	**43%**	**(11%)**	**(9%)**	**(16%)**	**5%**[1]	**3%**[2]
NASDAQ Daily Change	*(2%)*	*0%*	*0%*	*2%*	*0%*	*(0%)*	*3%*	*2%*	*1%*	*1%*

Source: Company filings. Based on midpoints of guidance ranges.

(1) Arbor previously announced, on January 5, 2012, that it ended Q4 '11 with 1,703,000 subscribers and reaffirmed guidance; price reaction: +20%.

(2) Arbor previously announced on July 2, 2012 that it reached two million subscribers; price reaction: +3%. Prior to the press release, on July 24, 2012 the New York Times ran a story on the process; price reaction: +15%. Prior to the New York Times article, Bloomberg ran a story on the process; price reaction: +11%.

6

CONFIDENTIAL | DRAFT

Catalyst PARTNERS

Arbor Financial Summary

Comparison of Arbor Street and Management Financial Cases

Legend
- *Historical*
- *(1) Street Case*
- *(2) Management Case Excluding Archives.com*
- *(2) Management Case Including Archives.com*

Ending Subscriber Count ('000s)


Actual
Estimates
4,000
3,000
2,000
1,000
1,395
1,703
2,013
2,002
2,316
2,258
2,635
2,518
2,982
3,356
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Net Subscriber Adds ('000s)


Actual
Estimates
500
400
300
200
100
0
329
308
310
300
314
246
319
242
347
374
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Revenue ($MM)


Actual
Estimates
$900
$700
$500
$300
$301
$400
$500
$480
$476
$592
$562
$537
$688
$643
$600
$789
$726
$901
$818
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Revenue Growth


Actual
Estimates
40%
30%
20%
10%
0%
34%
33%
21%
20%
19%
18%
17%
13%
16%
14%
11%
15%
13%
14%
13%
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Adjusted EBITDA ($MM)


Actual
Estimates
$500
$400
$300
$200
$100
$101
$145
$173
$172
$171
$210
$209
$196
$264
$260
$223
$320
$310
$372
$355
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Adjusted EBITDA Margin


Actual
Estimates
45%
40%
35%
30%
34%
36%
36%
36%
34%
37%
37%
35%
40%
38%
37%
43%
40%
43%
41%
CY10A
CY11A
CY12E
CY13E
CY14E
CY15E
CY16E

Note: Non-GAAP projections exclude stock-based compensation, amortization of intangibles and other non-recurring charges.
(1) Arbor Street Case projections based on consensus analyst estimates as of October 5, 2012.
(2) Arbor Management Case projections based on Arbor Management as of September 2012.

8

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Summary of Analyst Estimates

($MM, except Subscriber figures in '000s and per share amounts)

					Projected Performance															
			Price	LT Growth	Net Sub Adds			Revenue			Adj. EBITDA			Adj. EBITDA Mgn			Non-GAAP EPS			
Date	Company	Rec	Target	Rate (%)	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E	*Price Target Valuation Methodology*
	Arbor (Management Case) (1)				300	314	319	$480	$562	$643	$173	$209	$260	*36%*	*37%*	*40%*	-	-	-	
	Arbor Management Guidance (Midpoint)				307	-	-	477	-	-	173	-	-	*36%*	-	-	-	-	-	
Post-Q2'12 Announcement Analyst Estimates																				
9/20/12	Cantor Fitzgerald	Buy	$37.00	-	313	234	231	$474	$535	$602	$169	$194	$218	*36%*	*36%*	*36%*	$2.02	$2.31	$2.65	*DCF (3% terminal growth, 12% WACC)*
9/04/12	Jefferies	Hold	34.00	4%	-	-	-	479	542	615	175	192	215	*37%*	*35%*	*35%*	2.45	2.29	2.37	*DCF (3% terminal growth, 12% WACC)*
7/26/12	Bank of America Merrill Lynch	Buy	36.00	15%	316	277	273	476	546	611	173	208	237	*36%*	*38%*	*39%*	2.07	2.44	2.77	*15x CY13E Non-GAAP P/E*
7/26/12	BMO Capital Markets	Buy	37.00	-	-	-	-	476	541	-	170	194	-	*36%*	*36%*	-	2.08	2.34	-	*8x CY13E EV/Adj. EBITDA*
7/26/12	Citi	Buy	35.00	-	-	-	-	476	530	568	173	196	216	*36%*	*37%*	*38%*	2.16	2.38	2.55	*15x CY13E Non-GAAP P/E*
7/26/12	Craig Hallum	Buy	41.00	20%	-	-	-	477	527	573	172	197	225	*36%*	*37%*	*39%*	-	-	-	*9x CY13E EV/Adj. EBITDA*
7/26/12	Goldman Sachs	Buy	36.00	-	-	-	-	476	559	642	172	200	229	*36%*	*36%*	*36%*	1.93	2.26	2.58	*8x CY13E EV/Adj. EBITDA*
7/26/12	Imperial Capital	Buy	35.00	-	313	214	-	475	526	-	172	191	-	*36%*	*36%*	-	-	-	-	*8x CY13E EV/Adj. EBITDA*
7/26/12	Piper Jaffray	Buy	45.00	-	298	233	-	474	531	-	170	190	-	*36%*	*36%*	-	1.88	2.04	-	*11x CY13E EV/Adj. EBITDA*
7/25/12	Morgan Stanley (2)	Hold	32.00	-	311	269	222	476	531	590	171	198	221	*36%*	*37%*	*37%*	2.06	2.40	2.69	*DCF (3% terminal growth, 13% WACC)*
Median			*$36.00*	*15%*	*313*	*234*	*231*	*$476*	*$533*	*$602*	*$172*	*$195*	*$221*	*36%*	*36%*	*37%*	*$2.07*	*$2.33*	*$2.62*	
Mean			*36.80*	*13%*	*310*	*246*	*242*	*476*	*537*	*600*	*172*	*196*	*223*	*36%*	*37%*	*37%*	*2.08*	*2.31*	*2.60*	

Source: Capital IQ and Wall Street Research. All estimates are Non-GAAP projections, excluding stock-based compensation, amortization of intangibles and other non-recurring charges. Calendar year ended December 31. Excludes Archives.com.

(1) Arbor Management Case based on Arbor Management as of September 2012. Excludes contribution from Archives.com.

(2) Based on Morgan Stanley base case.

(3) Includes Arbor Management estimates for Archives.com.

($MM)

	Revenue			Adj. EBITDA			Adj. EBITDA Mgn		
Company	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E	CY12E	CY13E	CY14E
Adjusted Street Case (3)	$497	$567	$645	$169	$196	$228	*34%*	*35%*	*35%*

Arbor Analyst Recommendations / Stock Price Since First Analyst Estimates



Percentage
100%
75%
50%
25%
0%
Hold
Buy
Sell
Stock Price
Price
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Dec-09
Feb-10
Apr-10
Jun-10
Aug-10
Oct-10
Dec-10
Feb-11
Apr-11
Jun-11
Aug-11
Oct-11
Dec-11
Feb-12
Apr-12
Jun-12
Aug-12

9

CONFIDENTIAL | DRAFT

Catalyst PARTNERS

Arbor Street vs. Management

Both Street and Management Cases exclude Archives.com

($MM, except Subscriber figures in '000s)

	Q3'CY12E				CY12E				CY13E			
			Δ from Street				*Δ from Street*				*Δ from Street*	
	Street (1)	Mgmt (2)	*$*	*%*	Street (1)	Mgmt (2)	*$*	*%*	Street (1)	Mgmt (2)	*$*	*%*
Ending Subscribers	2,022	2,021	*(1)*	*(0%)*	2,013	2,002	*(10)*	*(1%)*	2,258	2,316	*58*	*3%*
Quarterly Growth	*1%*	*1%*		*(4 bps)*	-	-			-	-		
Annual Growth	*19%*	*19%*		*(5 bps)*	*18%*	*18%*		*(61 bps)*	*12%*	*16%*		*346 bps*
Revenue	$123	$126	*$2*	*2%*	$476	$480	*$4*	*1%*	$537	$562	*$25*	*5%*
Quarterly Growth	*4%*	*6%*		*187 bps*	-	-			-	-		
Annual Growth	*20%*	*22%*		*216 bps*	*19%*	*20%*		*93 bps*	*13%*	*17%*		*441 bps*
Adjusted EBITDA	$48	$52	*$4*	*9%*	$172	$173	*$2*	*1%*	$196	$209	*$13*	*7%*
% Margin	*39%*	*41%*		*254 bps*	*36%*	*36%*		*8 bps*	*37%*	*37%*		*76 bps*
Annual Growth	*19%*	*29%*		*1011 bps*	*19%*	*20%*		*119 bps*	*14%*	*21%*		*665 bps*

Source: Capital IQ and Wall Street Research. All estimates are Non-GAAP projections, excluding stock-based compensation, amortization of intangibles and other non-recurring charges.
(1) Arbor Street Case based on consensus analyst estimates as of October 5, 2012.
(2) Arbor Management Case based on Arbor Management as of September 2012. Excludes contribution from Archives.com.

Q3'CY12E Guidance:
(Announced on July 25, 2012)
Ending subscribers (000s): 2,000-2,020
Revenue: $122-$125MM
Adjusted EBITDA: $46.5-$49.0MM

CY12E Guidance:
(Announced on July 25, 2012)
Ending subscribers (000s): 2,000-2,020
Revenue: $473-$480MM
Adjusted EBITDA: $170-$175MM

10

CONFIDENTIAL | DRAFT

Catalyst PARTNERS

Arbor Management Case Projections

($MM, except Subscriber figures in '000s)

	CY11A	Actual Plan CY12E	Pro Forma CY12E (1)	CY13E	CY14E	CY15E	CY16E	'12E-'16E CAGR (2)
Arbor Subscribers	**1,703**	**2,002**	**2,002**	**2,316**	**2,635**	**2,982**	**3,356**	*13.8%*
% Growth	*22%*	*18%*	*18%*	*16%*	*14%*	*13%*	*13%*	
Arbor	$372	$441	$441	$508	$579	$657	$746	*14.0%*
% Growth	*34%*	*19%*	*19%*	*15%*	*14%*	*13%*	*13%*	
Archives	–	7	21	30	45	63	83	*41.5%*
% Growth	–	–	*40%*	*44%*	*51%*	*40%*	*31%*	
Other	25	28	28	28	30	31	33	*4.6%*
% Growth	*24%*	*9%*	*9%*	*(1%)*	*8%*	*5%*	*7%*	
DNA	2	10	10	26	34	37	39	*39.3%*
% Growth	*4%*	*314%*	*314%*	*157%*	*29%*	*10%*	*4%*	
Total Revenue	**$400**	**$487**	**$500**	**$592**	**$688**	**$789**	**$901**	*15.8%*
% Growth	*33%*	*22%*	*21%*	*18%*	*16%*	*15%*	*14%*	
Arbor	167	211	211	253	298	349	401	*17.5%*
Adjusted EBITDA Margin	*45%*	*48%*	*48%*	*50%*	*51%*	*53%*	*54%*	
Archives	–	(0)	(2)	0	5	10	17	*NM*
Adjusted EBITDA Margin	–	*(5%)*	*(11%)*	*0%*	*10%*	*15%*	*20%*	
Other	9	12	12	11	12	12	13	*0.7%*
Adjusted EBITDA Margin	*36%*	*44%*	*44%*	*39%*	*39%*	*38%*	*38%*	
DNA	(2)	(11)	(11)	(11)	0	6	7	*NM*
Adjusted EBITDA Margin	*(98%)*	*(103%)*	*(103%)*	*(42%)*	*0%*	*17%*	*19%*	
Corporate	(29)	(39)	(39)	(43)	(50)	(57)	(66)	
Adjusted EBITDA	**145**	**173**	**171**	**210**	**264**	**320**	**372**	*21.5%*
Adjusted EBITDA Margin	*36%*	*36%*	*34%*	*35%*	*38%*	*40%*	*41%*	
% Growth	*43%*	*19%*	*20%*	*22%*	*26%*	*21%*	*16%*	

Note: Projections based on Arbor Management as of September 2012.

(1) Adjusted to include Arbor Management estimates for Archives.com prior to August 17, 2012. CY12E annual growth rates based on CY11A results that are adjusted to include Archives.com.

(2) CAGR based on Arbor Management estimates for 2012 pro forma for Archives.com.

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Qatalyst PARTNERS

Historical and Projected Key Operating Metrics

Based on Arbor Management Case Projections

(Subscriber figures in '000s)

	Arbor Key Operating Metrics Calendar Year										CAGR			
	2007A	2008A	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	'07A-'09A	'09A-'12E	'12E-'16E	'13E-'16E
Ending Subscribers	832.2	913.7	1,066.1	1,394.9	1,702.6	2,002.2	2,315.7	2,634.9	2,981.7	3,355.8	*13.2%*	*23.4%*	*13.8%*	*13.2%*
% Growth		*9.8%*	*16.7%*	*30.8%*	*22.1%*	*17.6%*	*15.7%*	*13.8%*	*13.2%*	*12.5%*				
GSAs	479.7	556.0	674.0	1,023.9	1,240.1	1,278.9	1,321.7	1,440.9	1,564.3	1,698.3	*18.5%*	*23.8%*	*7.3%*	*8.7%*
% Growth		*15.9%*	*21.2%*	*51.9%*	*21.1%*	*3.1%*	*3.3%*	*9.0%*	*8.6%*	*8.6%*				
SAC	$70.96	$71.99	$72.46	$79.19	$84.70	$90.16	$95.05	$97.41	$98.61	$98.59	*1.1%*	*7.6%*	*2.3%*	*1.2%*
% Growth		*1.5%*	*0.7%*	*9.3%*	*7.0%*	*6.4%*	*5.4%*	*2.5%*	*1.2%*	*(0.0%)*				
Churn %	3.50%	4.00%	3.82%	3.85%	4.07%	3.67%	3.41%	3.27%	3.15%	3.05%	*4.4%*	*(1.3%)*	*(4.5%)*	*(3.7%)*
% Growth		*14.3%*	*(4.6%)*	*1.0%*	*5.7%*	*(9.8%)*	*(7.1%)*	*(4.1%)*	*(3.8%)*	*(3.2%)*				
ARPU	$14.83	$16.09	$16.51	$17.56	$18.50	$18.66	$18.76	$18.82	$18.88	$18.95	*5.5%*	*4.2%*	*0.4%*	*0.3%*
% Growth		*8.5%*	*2.6%*	*6.4%*	*5.3%*	*0.9%*	*0.6%*	*0.3%*	*0.3%*	*0.3%*				

Note: Projections based on Arbor Management as of September 2012. Key operating metrics are for Arbor's core subscription offering (excludes DNA, Archives, and other Arbor subscription assets).

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Qatalyst PARTNERS

Process Overview

Submitted Post Due Diligence

Parties NDA Signed / Declined to

Preliminary Most Recent Price

Contacted Initial Meeting Proceed

Proposal Indication

? ? — ?

? — ?

? — ?

Strategics ? — ?

? ? — ?

? — ?

? ? ? — ?

? ? ??(Verbal) — ?

? ? — ?

? ? ? $ 28 ?

? ? $ 29 ?

Sponsors ? ? ??(Verbal) — ?

? ? ? $ 31

? ? ? — ?

? ? — ?

? — ?

? ? ? $ 30 ?

Other Parties That Reached Out

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Selected Areas of Feedback From Prospective Buyers

Positive

??Product leadership and pipeline of product improvements

??Generally positive on Archives, DNA, and TLC agreement for WDYTYA ??Believe in the potential for international market penetration ??Opportunity to partner with Family Search on content ??Strong management team

Negative

??Long-term trends in user growth, SAC and retention by geography are negative ??Total available market size, specifically:

– Available subscribers are heavily weighted toward low engagement users, where willingness to pay is lower and SAC is higher

– Subscribers added over the past five years have been increasingly casual and more likely to churn

– Likely to cannibalize core, high LTV subscribers when going after the mass market with lower price points ??User engagement is highly concentrated, and many of the most engaged subscribers eventually churned ??Uncertain business performance without WDYTYA on NBC

??Potential threat from Family Search making its content widely available for free (or possibly partnering with Google) ??Germany and other international opportunities will likely take a long time to realize ??Lack of near-term content catalysts after the 1940 Census ??Consumer feedback that Archives is not a good product and has a poor net promoter score ??Data analytics used to manage the business need to be improved ??Exiting the investment will be challenging

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